CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Advisors Series Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 28, 2007